EXHIBIT 99.1

2929 California Street
Torrance, California 90503
Tel. 310.212.7910
Fax. 310.212.6315
800.890.9988
www.motorcarparts.com

FOR IMMEDIATE RELEASE

Motorcar Parts of America, Inc. Announces Fiscal Year 2004 Results

LOS ANGELES, CA., June 29, 2004 — Motorcar Parts of America, Inc. (“MPA”) (OTC: MPAA.PK), a leading provider of remanufactured starters and alternators for the automotive aftermarket, today reported financial and operating results for the fiscal year ended March 31, 2004.

Financial Highlights:

•	Operating income increased to $11.0 million in fiscal 2004, compared with $6.9 million in fiscal 2003

•	Net income was $6.5 million in fiscal 2004 compared to $10.6 million in fiscal 2003

•	Operating cash flow was $15.2 million during twelve months ended March 31, 2004

•	Total debt declined by $6.3 million from March 31, 2003

“Fiscal 2004 was marked by many operational and strategic accomplishments, and we began to see the fruits of the strategic initiatives we put in place over the past year,” said Selwyn Joffe, Chairman and CEO.

“Productivity and gross margins improved, reflecting lower return rates of our cores and further implementation of our lean operating principles. We launched our QB line and since quarter’s end have gained our first meaningful customer in the professional installer segment of the market. In addition, we signed a multi-year supply agreement with our largest customer, which we expect will generate significant incremental revenues from that customer in the coming years and positions MPA as the largest re-manufacturer of import alternators and starters in the US and one of the largest re-manufacturers of CS alternators for General Motors applications.”

$ in Millions	FY 2004	FY 2003
Gross Margins	15.2%	10.4%
Operating Income	$11.0	$6.9
Pretax Income	$10.1	$5.6
Net Income	$6.5	$10.6

FY 2004 Results

Fiscal 2004 revenues declined by 8.8% to $152.6 million, compared to $167.6 million in fiscal 2003. Gross profit increased to $23.1 million, or 15.2% of sales, from $17.4 million, or 10.4% of sales, in the prior fiscal year.

General and administrative expense was $9.6 million for FY 2004, as compared to $8.9 million in the prior year. This included $1.4 million in legal fees and settlements related to the company’s indemnification agreements with its former management. Sales and marketing expense increased by 85% to $2 million in FY 2004, from $1.1 million in the prior year.

Operating income grew by 57.9% to $11 million, or 7.2% of sales, in fiscal 2004, from $6.9 million, or 4.1% of sales, in the prior year. Pretax income was $10.0 million for fiscal 2004, compared with $5.6 million in fiscal 2003.

For the full year, the Company earned $6.5 million, or $0.77 per fully-diluted share, compared to $10.6 million, or $1.24 per fully-diluted share, in fiscal 2003. In FY 2004, the company recognized income tax expense of $3.6 million, or $0.43 per share, as compared to a $5 million, or $0.59 per share, tax benefit in FY 2003.

For the full year ended March 31, 2004, the Company generated $15.1 million in cash from operating activities, compared with $21.0 million in fiscal 2003. In fiscal 2004, the Company’s cash flow benefited by $3.4 million from net operating loss carry-forwards that offset federal taxes. At March 31, 2004, the Company had $11.3 million in operating losses remaining to offset federal taxes payable in future quarters.

Mr. Joffe commented, “MPA’s balance sheet continues to strengthen. At the end of fiscal 2004, MPA had $7.6 million in cash, $40.0 million in working capital, total debt of $4.7 million, and shareholders’ equity of $43.6 million. In the last twelve months, we used part of our strong operating cash flow to pay down $6.3 million in debt and bought back 79,000 shares and 400,000 warrants for $1 million.”

Q4 Operating Highlights

MPA’s accomplishments since the beginning of the 4ht Quarter 2004:

•	Finalized a multi-year agreement with the Company’s largest customer, which designates MPA as the primary supplier of import alternators and starters in the U.S. All three of the Company’s national retail customers are now under multi-year agreements.

•	Launched the Quality BuiltTM line of alternators and starters targeted to the traditional aftermarket. Since the close of the quarter, MPA has signed its first major supply agreement for the Quality BuiltTMline.

•	Launched several new initiatives to add value to its retailing partners, distributors and consumers, including an on-line diagnostic system, web-based catalog, online certification program and a distribution portal for the Quality Built line.

Business Outlook

“As of the end of June, we have fully implemented our expanded supply agreement with our largest customer, which we expect to result in strong double-digit growth in revenues for the first fiscal quarter of 2005. Combined with the anticipated contribution from our Quality Built line, we expect a strong increase in revenues for the full year 2005. And we expect to maintain or modestly expand our gross margins,” added Joffe.

About MPA

Motorcar Parts of America, Inc. (MPA), is a leading manufacturer of replacement alternators and starters for imported and domestic cars and light trucks in the United States and Canada. MPA also assembles and distributes ignition wire sets for imported and domestic cars and light trucks. MPA has facilities in the United States in Torrance, California, Nashville, Tennessee, and Charlotte, North Carolina, as well as overseas in Singapore and Malaysia. The company website is located at www.motorcarparts.com and www.quality-built.com.

Disclosure Regarding Private Securities Litigation Reform Act of 1995:

This press release may contain certain forward-looking statements with respect to the future performance of the Company that involve risks and uncertainties. Various factors could cause actual results to differ materially from those projected in such statements. These factors include, but are not limited to: concentration of sales to certain customers, changes in the Company’s relationship with any of its customers, the potential for changes in consumer spending, consumer preferences and general economic conditions, increased competition in the automotive parts remanufacturing industry, unforeseen increases in operating costs and other factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
(Formerly MOTORCAR PARTS & ACCESSORIES, INC.)
Consolidated Statements of Operations
Year Ended March 31,

	2004	2003
Net Sales	$152,636,000	$167,566,000
Cost of Goods Sold	129,500,000	150,175,000

Gross Margin	23,136,000	17,391,000
Operating Expenses:
General and administrative	9,616,000	8,916,000
Sales and marketing	1,977,000	1,071,000
Research and development	565,000	564,000
Provision for doubtful accounts	13,000	(104,000)

Total Operating Expenses	12,171,000	10,447,000

Operating Income	10,965,000	6,944,000
Other Expense (Income)
Interest expense, net	931,000	1,344,000

Income before income tax (expense) benefit	10,034,000	5,600,000
Income tax (expense) benefit	(3,552,000)	5,025,000

Net income	$6,482,000	$10,625,000

Basic income per share	$0.81	$1.33
Diluted income per share	$0.77	$1.24
Weighted average shares outstanding:
Basic	8,023,228	7,960,455
Diluted	8,388,129	8,540,560

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
(Formerly MOTORCAR PARTS & ACCESSORIES, INC.)
Consolidated Balance Sheets
March 31,

	2004	2003
ASSETS
Current Assets:
Cash and cash equivalents	$7,630,000	$1,307,000
Short term investments	288,000	162,000
Accounts receivable, net of allowance for doubtful accounts of $14,000 and $87,000 in 2004 and 2003, respectively	14,626,000	12,764,000
Inventory – net	28,744,000	27,583,000
Deferred Tax Asset	8,124,000	6,753,000
Prepaid income tax	172,000	28,000
Prepaid expenses and other current assets	880,000	577,000

Total current assets	60,464,000	49,174,000
Plant and equipment – net	4,758,000	5,228,000
Deferred tax asset	—	3,768,000
Other assets	774,000	1,112,000

TOTAL ASSETS	$65,996,000	$59,282,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,456,000	$8,082,000
Accrued liabilities	2,851,000	2,559,000
Line of credit	3,000,000	9,932,000
Deferred compensation	260,000	214,000
Other current liabilities	62,000	18,000
Current portion of notes payable and capital lease obligations	409,000	815,000

Total current liabilities	20,038,000	21,620,000
Deferred income taxes	1,016,000	—
Deferred income	100,000	—
Capital lease obligations, less current portion	1,247,000	209,000

Total Liabilities	22,401,000	21,829,000

Commitments and Contingencies	—	—
Shareholders’ Equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	—	—
Series A junior participating preferred stock; no par value, 20,000 shares authorized; None Issued	—	—
Common stock; par value $.01 per share, 20,000,000 shares authorized; 8,085,955 and 7,960,455 shares issued and outstanding at March 31, 2004 and 2003, respectively	81,000	80,000
Additional paid-in capital	53,096,000	53,126,000
Accumulated other comprehensive loss	(78,000)	(107,000)
Accumulated deficit	(9,504,000)	(15,646,000)

Total shareholders’ equity	43,595,000	37,453,000

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$65,996,000	$59,282,000

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
(Formerly MOTORCAR PARTS & ACCESSORIES, INC.)
Consolidated Statements of Cash Flows
Year Ended March 31,

	2004	2003
Cash flows from operating activities:
Net income	$6,482,000	$10,625,000
Adjustments to reconcile net income to net cash
Provided by operating activities:
Depreciation and amortization	2,369,000	2,384,000
Provision for inventory reserve	2,473,000	2,512,000
Provision for doubtful accounts	13,000	(104,000)
Benefit for deferred income tax	3,413,000	(4,271,000)
Tax benefit from employee stock options	139,000	—
Loss on disposal of assets	—	—
Stock warrants re-priced	—	—
Changes in:
Accounts receivable	(1,870,000)	5,262,000
Inventory	(3,626,000)	4,174,000
Prepaid income tax	(144,000)	3,381,000
Prepaid expenses and other current assets	(303,000)	(171,000)
Other assets	338,000	620,000
Accounts payable	5,379,000	(2,909,000)
Accrued liabilities	299,000	(254,000)
Deferred compensation	46,000	(58,000)
Other	144,000	(165,000)

Net cash provided by operating activities	15,152,000	21,026,000

Cash flows from investing activities:
Purchase of property, plant and equipment	(322,000)	(669,000)
Purchase of investments	(126,000)	—
Liquidation of investments	—	110,000

Net cash used in investing activities	(448,000)	(559,000)

Cash flows from financing activities:
Borrowings under the line of credit	8,068,000	60,281,000
Payments under the line of credit	(15,000,000)	(78,378,000)
Repurchase of warrants, stock options and treasury shares	(1,008,000)	—
Proceeds from options exercised	500,000	—
Payment on capital lease obligation	(945,000)	(1,160,000)

Net cash used in financing activities	(8,385,000)	(19,257,000)

Effect of translation adjustment on cash	4,000	5,000

Net increase (decrease) in cash and cash equivalents	6,323,000	1,215,000
Cash and cash equivalents – beginning of year	1,307,000	92,000

Cash and cash equivalents – end of year	$7,630,000	$1,307,000

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$968,000	$2,131,698
Income taxes	$253,000	$32,000
Non-cash investing and financing activities:
Property acquired under capital lease	$1,577,000	—
Capital stock issued	—	—

For more information, contact:

Crocker Coulson	Selwyn Joffe
Partner	Chairman, President & CEO
CCG Investor Relations	Motorcar Parts of America, Inc.
(818) 789-0100	(310) 972-4005
crocker.coulson@ccgir.com

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